Exhibit 99.1

VBI Vaccines Announces Formation of Commercial Advisory Board

CAMBRIDGE, Mass. (May 28, 2020) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced the formation of a Commercial Advisory Board consisting of leading experts in public health policy, epidemiology, and vaccine development. The Commercial Advisory Board will work closely with VBI’s management team on pre-commercialization and commercialization activities and strategy for the company’s pipeline programs.

Members of the Commercial Advisory Board are Damian Braga, a member of the company’s Board of Directors who will act as Chairperson of the Commercial Advisory Board, Dr. Eddy A. Bresnitz, M.D., M.S.C.E., Dr. Michael D. Decker, M.D., M.P.H., and Dr. John D. Grabenstein, Ph.D., R.Ph.

“I am excited to announce the formation of this Commercial Advisory Board as we advance our launch strategy for Sci-B-Vac®, our tri-antigenic hepatitis B vaccine, regulatory submissions for which are expected to begin in the fourth quarter of 2020,” said Jeff Baxter, President and CEO. “We are honored to have attracted some of the leading experts in public health and vaccine commercialization. Their decades-long experience, expertise, and networks will be invaluable as we strive to support public health initiatives, providing solutions for critical global challenges.”

Backgrounds on Commercial Advisory Board members are below.

Damian Braga

Mr. Braga brings three decades of vaccine experience from his tenure at Sanofi Pasteur, serving as Senior Vice President, Global Commercial Operations, from 2010 to 2015, as President, U.S. and the Americas, from 2008 to 2015, and as President, U.S., from 2002-2007. During this time, Mr. Braga was responsible for growing U.S. vaccine revenues from $766 million in 2001 to over $3.1 billion in 2015. He was also responsible for successfully launching both a high-dose and quadrivalent flu vaccine, generating over $1.5 billion in global flu vaccine annual revenue. Prior to assuming responsibility as the most senior company executive in the Americas, Mr. Braga held a number of other roles within Sanofi Pasteur, including Chief Financial Officer for the U.S. Business Unit. Since retirement from Sanofi Pasteur in 2015, Mr. Braga founded DAB Consulting Services, a pharmaceutical commercialization consulting firm, and since 2017, he has served on the advisory board for VaxCare, a company that provides vaccination solutions for physicians, healthcare systems, employers, and school systems. Mr. Braga has been serving as a member of VBI’s Board of Directors since March 2020.

Eddy A. Bresnitz, M.D., M.S.C.E.

Dr. Bresnitz is an accomplished public health physician bringing over four decades of experience in academia, government public health, and the pharmaceutical industry, with a focus on the development of vaccines and implementation of vaccine policy. Dr. Bresnitz is currently serving as Medical Advisor to the New Jersey State Department of Health’s COVID-19 Response and was formerly the New Jersey State Epidemiologist with successive positions as Assistant, Senior Assistant, and Deputy Commissioner of Health for Public Health Services from 1999-2008. In 2020, Dr. Bresnitz retired from a 12-year career at Merck & Co., Inc., where he served as Medical Director, Global Medical Affairs and Policy, as well as Executive Director, Adult Vaccines, Global Vaccine Medical Affairs. As Executive Director, Dr. Bresnitz was responsible for the development and execution of medical affairs strategies for the adult vaccine portfolio that included pneumococcal, herpes zoster, and the hepatitis A and B vaccines, Vaqta and Recombivax HB, respectively. Prior to his service in the New Jersey State Government, Dr. Bresnitz was Chairman of the Department of Community and Preventive Medicine at Drexel University’s School of Medicine.

Michael D. Decker, M.D., M.P.H.

Current Adjunct Professor of Preventive Medicine at Vanderbilt University Medical Center, Dr. Decker is a well-published expert on vaccines, preventive medicine, and public health policy. In 2016, Dr. Decker retired from Sanofi Pasteur after more than 15 years, where he was Vice President and Global Medical Expert from 2013-2016 and Vice President, Scientific and Medical Affairs, and Chief Medical Officer, Sanofi Pasteur U.S., from 2000-2012. From 1984-2000, Dr. Decker was a Professor of Preventive Medicine and Medicine (Infectious Diseases) at Vanderbilt University School of Medicine. He has also previously served as a Medical Officer in the U.S. Public Health Service at the Centers for Disease Control and Prevention (CDC), as Editor-in-Chief of the journal Infection Control and Hospital Epidemiology from 1993 to 2001, and as Co-Editor of the International Journal of Health Governance from 2016 to 2020.

John D. Grabenstein, Ph.D., R.Ph.

Dr. Grabenstein is a global vaccinologist, pharmacist, epidemiologist, and public-health leader specializing in adult vaccines, implementation, and vaccine history. Currently, Dr. Grabenstein is president of consulting service Vaccine Dynamics SP, and is also Associate Director of Scientific Communications for the Immunization Action Coalition (IAC), a non-profit organization working to increase immunization rates and prevent disease by creating and distributing educational materials for health professionals and the public. Previously, he spent over 13 years at Merck Vaccines, most recently serving as Global Executive Director of Medical Affairs until his retirement in late 2019. Before joining Merck, Dr. Grabenstein served for 27 years in the U.S. Army Medical Department, achieving the rank of Colonel. From 1999 to 2006, he directed the scientific elements of the U.S. Department of Defense (DoD) anthrax and smallpox vaccination programs. As Director, Military Vaccine Agency, he was responsible for science, communication, education, and safety surveillance of military immunizations for 2.6 million U.S. Army, Navy, Marine Corps, Air Force, and Coast Guard personnel deployed globally.

For more information, visit: https://www.vbivaccines.com/about/commercial-advisory-board/

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only tri-antigenic hepatitis B vaccine, Sci-B-Vac®, which is approved for use and commercially available in Israel, and recently completed its Phase 3 program in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s enveloped virus-like particle (eVLP) platform technology enables development of eVLPs that closely mimic the target virus to elicit a potent immune response. VBI’s lead eVLP programs include a vaccine immunotherapeutic candidate targeting glioblastoma (GBM), a prophylactic cytomegalovirus (CMV) vaccine candidate, and a prophylactic pan-coronavirus vaccine candidate. VBI is headquartered in Cambridge, MA, with research operations in Ottawa, Canada, and research and manufacturing facilities in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the recent COVID-19 outbreak on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 5, 2020, and filed with the Canadian security authorities at sedar.com on March 5, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com